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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Velocity Express Corporation for the registration of 8,409,091 shares of its Series I Convertible Preferred Stock, and 84,090,910 shares of its common stock issuable upon conversion of the Series I Convertible Preferred Stock and to the incorporation by reference therein of our report dated September 4, 2002, except for Note 13, as to which the date is July 24, 2003, with respect to the consolidated financial statements and schedules of Velocity Express Corporation included in its Annual Report (Form 10-K/A-2) for the year ended June 29, 2002, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP
                                                   Ernst & Young LLP

Minneapolis, Minnesota
September 30, 2003